Exhibit 24.1
POWER OF ATTORNEY WITH RESPECT
TO REGISTRATION STATEMENT ON FORM S-8
     Each of the undersigned, a director or officer of VISTEON CORPORATION, appoints each of William G. Quigley III, John Donofrio and Heidi A. Sepanik as his or her true and lawful attorney and agent to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable in order to enable VISTEON CORPORATION to comply with the Securities Act of 1933, and any rules, regulations or requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 of VISTEON CORPORATION relating to securities to be offered or sold pursuant to the VISTEON CORPORATION 2004 Incentive Plan, and any and all amendments (including post-effective amendments) thereto, including, but not limited to, the power and authority to sign his or her name (whether on behalf of VISTEON CORPORATION, or as a director or officer of VISTEON CORPORATION, or by attesting the seal of VISTEON CORPORATION, or otherwise) to such instruments and to such Registration Statement and any amendments (including post-effective amendments) thereto, and to file them with the Securities and Exchange Commission. The undersigned ratifies and confirms all that any of the attorneys and agents shall do or cause to be done by virtue hereof. Any one of the attorneys and agents shall have, and may exercise, all the powers conferred by this instrument.
     Each of the undersigned has signed his or her name as of the dates indicated below.

/s/ Michael F. Johnston Michael F. Johnston	Chairman of the Board and Chief Executive Officer (principal executive officer)	Date: March 15, 2007

/s/ William G. Quigley III William G. Quigley III	Senior Vice President, Chief Financial Officer and Chief Accounting Officer (principal financial and accounting officer)	Date: March 14, 2007

/s/ William H. Gray III William H. Gray III	Director	Date: March 15, 2007

/s/ Patricia L. Higgins Patricia L. Higgins	Director	Date: March 15, 2007

/s/ Karl J. Krapek Karl J. Krapek	Director	Date: March 15, 2007

/s/ Charles L. Schaffer Charles L. Schaffer	Director	Date: March 15, 2007

/s/ Donald J. Stebbins Donald J. Stebbins	Director, President and Chief Operating Officer	Date: March 14, 2007

/s/ Richard J. Taggart Richard J. Taggart	Director	Date: March 15, 2007

/s/ James D. Thornton James D. Thornton	Director	Date: March 14, 2007

/s/ Kenneth B. Woodrow Kenneth B. Woodrow	Director	Date: March 15, 2007